EXHIBIT 10.8.1

ASSIGNMENT AND NOVATION AGREEMENT

This Assignment and Novation Agreement dated the 24th day of June, 2004.

AMONG:

ENGAGE ENERGY CANADA L.P., a partnership formed under the 1aws of Alberta, Canada, by its general partner, Engage Energy Canada
(the “Assignor”)

- and -

NEXEN MARKETING, a partnership organized under the laws of Alberta,

Canada

(the “Assignee”)

- and -

CASCADE NATURAL GAS CORPORATION

(the “Third Party”)

WHEREAS the Assignor and the Third Party are parties to one or more master agreements and/or general terms and conditions, each as described in Schedule “A” (collectively, the “Duke Master Agreement”) and to those gas sales transactions entered into pursuant to the Duke Master Agreement, copies of the confirmations evidencing such transactions being attached hereto in Schedule “A” (such transactions being hereinafter called the “Assigned Transactions”).

AND WHEREAS the Assignor has agreed to assign and convey unto the Assignee its entire right, title, estate and interest in and to the Assigned Transactions but, for certainty, will not otherwise assign to the Assignee the Duke Master Agreement itself, any other transaction(s) that may be outstanding pursuant to the terms of the Duke Master Agreement or any of its rights, title, estate or interest therein.

AND WHEREAS the completion of the transaction pursuant to which the Assignor will assign and convey its entire, right, title estate and interest in the Assigned Transactions to the Assignee (the “Closing”) is conditional upon the satisfaction of certain conditions precedent, which conditions precedent include obtaining the prior consent of a significant number of third parties (including the Third Party) to the assignment of certain transactions (including the Assigned Transactions).

AND WHEREAS the Third Party is willing to consent to the assignment and conveyance of the Assigned Transactions by the Assignor to the Assignee, and to recognize and accept the Assignee as a party to the Assigned Transactions in the place and stead of the Assignor provided that the Closing occurs not later that 90 days following the date hereof.

This Assignment and Novation Agreement dated the 24th day of June, 2004.

AMONG:

ENGAGE ENERGY CANADA L.P., a partnership formed under the laws of Alberta, Canada, by its general partner, Engage Energy Canada
(the “Assignor”)

- and -

NEXEN MARKETING, a partnership organized under the laws of Alberta,

Canada

(the “Assignee”)

- and -

CASCADE NATURAL GAS CORPORATION

(the “Third Party”)

WHEREAS the Assignor and the Third Party are parties to one or more master agreements and/or general terms and conditions, each as described in Schedule “A” (collectively, the “Duke Master Agreement”) and to those gas sales transactions entered into pursuant to the Duke Master Agreement, copies of the confirmations evidencing such transactions being attached hereto in Schedule “A” (such transactions being hereinafter called the “Assigned Transactions”).

AND WHEREAS the Assignor has agreed to assign and convey unto the Assignee its entire right, title, estate and interest in and to the Assigned Transactions but, for certainty, will not otherwise assign to the Assignee the Duke Master Agreement itself, any other transaction(s) that may be outstanding pursuant to the terms of the Duke Master Agreement or any of its rights, title, estate or interest therein.

AND WHEREAS the completion of the transaction pursuant to which the Assignor will assign and convey its entire, right, title estate and interest in the Assigned Transactions to the Assignee (the “Closing”) is conditional upon the satisfaction of certain conditions precedent, which conditions precedent include obtaining the prior consent of a significant number of third parties (including the Third Party) to the assignment of certain transactions (including the Assigned Transactions).

AND WHEREAS the Third Party is willing to consent to the assignment and conveyance of the Assigned Transactions by the Assignor to the Assignee, and to recognize and accept the Assignee as a party to the Assigned Transactions in the place and stead of the Assignor provided that the Closing occurs not later that 90 days following the date hereof.

AND WHEREAS the Assignee and the Third Party have agreed that the Assigned Transactions shall be and be deemed to be severed from the Duke Master Agreement and made subject to and form part of Master Sales and Purchase Agreement dated June 24, 2004 between the Assignee and the Third Party (the “Nexen Master Agreement”).

NOW THEREFORE, for good and valuable consideration (receipt and sufficiency of which are hereby acknowledged), and provided that the Closing occurs not later than 90 days following the date hereof, the parties hereto mutually covenant and agree as follows:

1.                                       Assignment.  The Assignor hereby assigns, transfers, and conveys into the Assignee: (i) effective as and from the commencement of the first day of the calendar month following the calendar month in which the Assignor has given to the Third Party written notice of the occurrence of the Closing, provided that such notice is received by the Third Party on a day not later than 6 days prior to the end of a calendar month; or (ii) if notice of the Closing is received by the Third Party on a day which is less than 6 days prior to the end of a calendar month, effective as and from the commencement of the first Day of the second calendar month after the Third Party receives notice of the occurrence of the Closing (in either case, the “Effective Time”), its entire right, title, estate and interest in and to the Assigned Transactions, for the Assignee’s sole use and benefit absolutely, subject nevertheless to the terms and conditions of the Assigned Transactions.

2.                                       Acceptance by Assignee.  The Assignee hereby accepts the aforesaid assignment to it effective as of and from the Effective Time, and covenants and agrees with the Assignor and the Third Party that from and after the Effective Time it will be bound by, observe and perform, carry out and fulfill all covenants and agreements required to be observed and performed by the Assignor under the terms of the Assigned Transactions arising from and after the Effective Time.

3.                                       Acceptance by Third Party.   Effective as of and from the Effective Time, the Third Party hereby accepts the Assignee as the party to perform the Assigned Transactions under the terms and conditions of the Assigned Transactions and the terms and conditions of the Nexen Master Agreement, and the Third Party agrees that it shall not make any claim against the Assignee (including by way of set-off or termination of the Assigned Transactions) as a consequence of or relating to (i) any default, breach or non-performance attributable to the Assignor under the Assigned Transactions, the Duke Master Agreement or any other transaction entered into pursuant to the Duke Master Agreement which default, breach or non-performance arises or has arisen prior to the Effective Time, and (ii) the observance and performance of the covenants, representations and agreements under the Assigned Transactions, the Duke Master Agreement or any other transaction entered into pursuant to the Duke Master Agreement prior to the Effective Time.

4.                                       No Known Default, Breach or Non-Performance.  Each of the Assignor and the Third Party represent and warrant to each other and to the Assignee that, to the best of its knowledge, there is no event, occurrence or circumstance pursuant to which it would have a claim for damages against the Third Party or Assignor, as applicable, or a right to terminate any of the Assigned Transactions pursuant to the terms and conditions of the Assigned Transactions or the Duke Master Agreement, in each case in respect of the period prior to the Effective Time.

5.                                       Release.

(a)                                  Effective as of and from the Effective Time, the Third Party hereby releases and forever discharges the Assignor and any party guaranteeing its obligations, if applicable, of and from any and all liability as a consequence of or relating to all manner of action and actions, cause or causes of action, suits, debts, dues, sums of money, claims and demands whatsoever at law or in equity arising out of, or which are in any way related to the Assigned Transactions after the Effective Time; provided that, for certainty, the foregoing shall not release or discharge the Assignor or any party guaranteeing its obligations, if applicable, in respect of the settlement, payment or performance of any liabilities or obligations arising or accruing prior to the Effective Time but which have not been settled, paid or performed as of the Effective Time.

(b)                                 Effective as of and from the Effective Time, the Assignor hereby releases and forever discharges the Third Party and any party guaranteeing its obligations, if applicable, of and from any and all liability as a consequence of or relating to all manner of action and actions, cause or causes of action, suits, debts, dues, sums of money, claims and demands whatsoever at law or in equity, arising out of or which are in any way related to, the Assigned Transactions after the Effective Time; provided that, for certainty, the foregoing shall not release or discharge the Third Party or any party guaranteeing its obligations, if applicable, in respect of the settlement, payment or performance of any liabilities or obligations arising or accruing prior to the Effective Time but which have not been settled, paid or performed as of the Effective Time.

6.                                    Further Assurances.  The Assignor agrees that it shall, from time to time and at all times hereafter, execute such further assurances and do all such acts and things as may be reasonably required for the purpose of vesting in the Assignee the rights of the Assignor in the Assigned Transactions.

7.                                    Confirmation Under Nexen Master Agreement.  Immediately upon the Effective Time, the Assignee and the Third Party agree that the Assigned Transactions, for all purposes whatsoever, are and are deemed to be subject to, form part of, and confirmed pursuant to the terms and conditions of the Nexen Master Agreement on the same basis as if the confirmations for such Assigned Transactions between the Assignor and the Third Party under the Duke Master Agreement had, with effect from and after the Effective Time, been entered into between the Assignee and the Third Party under the Nexen Master Agreement.

8.                                       No Assignment of Master Agreement.  The Assignor and the Third Party confirm and agree that neither the Duke Master Agreement nor any right, title, estate or interest therein (other than the Assigned Transactions) are assigned to the Assignee and such Duke Master Agreement, other than the Assigned Transactions, remains in full force and effect between the Assignor and the Third Party, unaffected by this Assignment.

9.                                      Address for Notices.

The address for the Assignee for notices under the Assigned Transactions shall be:

Nexen Marketing

1700,801 — 7th Avenue S.W.

Calgary, AB T2P 3P7

Attention: Contracts Administrator

Telephone: 403. 699.4088 or 403.699.5724

Facsimile: 403.699.5707

10.                                 Enurement.  This Assignment shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11.                               Counterpart Execution.  This Assignment may be executed in separate counterparts and delivered by facsimile, each of which when so executed and delivered shall constitute the one and the same original document.

12.                                 Governing Law.  This Assignment will be governed by and construed in accordance with the laws of the Province of Alberta, Canada, without giving effect to principles of conflicts of laws.

THIS ASSIGNMENT executed effective as of the day and year first above written.

ASSIGNOR:

ENGAGE ENERGY CANADA L.P., a partnership formed under the laws of Alberta, Canada, by its general partner, Engage Energy Canada

By:	/s/ L Hall
Name:	Lindsay Hall
Title:	CFO-

ASSIGNEE:

NEXEN MARKETING

By:	/s/ Janet E. Vellutini
Name:	Janet E. Vellutini
Title:	Vice President, Natural Gas Marketing

By:	/s/ Susan L. Schulli
Name:	Susan L. Schulli
Title:	Associate General Counsel

THIRD PARTY:

CASCADE NATURAL GAS CORPORATION

By:	/s/ Jon T. Stoltz
Name:	Jon T. Stultz
Title:	Senior Vp Regulatory & Gas Supply

SCHEDULE “A”

to the Assignment and Novation Agreement dated June 24, 2004 among ENGAGE ENERGY CANADA L.P., a partnership formed under the laws of Alberta, Canada, by its general partner,
Engage Energy Canada (“Assignor”), NEXEN MARKETING (“ Assignee”)
and CASCADE NATURAL GAS CORPORATION (“Third Party”)

Duke Master Agreement

Gas Transaction Agreement dated July 1, 1994 between Engage Energy Canada L.P. and Cascade Natural Gas Corporation

Assigned Transactions

S-CASCADENAT-0009-001-Bl-SC

The Assigned Transactions are attached to this Schedule “A”, which has           pages, including this page.